ASSET PURCHASE AGREEMENT



     This Asset Purchase Agreement (this "Agreement"), dated as of December 31, 2004, is entered into by and among Dolphin Direct Equity Partners, LP, a Delaware limited partnership ("Dolphin"), Race Car Simulation Corp., a New York corporation affiliated with Dolphin ("Buyer"), and Interactive Motorsports and Entertainment Corporation, an Indiana corporation ("IMTS"), Perfect Line, Inc., an Indiana corporation wholly owned by IMTS ("PL") and Race Car Simulators, Inc., an Indiana corporation wholly owned by IMTS ("RC" and together with IMTS and PL, "Sellers").

     On the terms and subject to the conditions set forth in this agreement, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers, the assets identified on Schedule A hereto (the "Assets").

     Therefore,  in  consideration  of the  foregoing,  and for  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

                                    Article I
                         Purchase and Sale of the Assets

     Subject to the terms set forth in this Agreement, Sellers hereby sell, convey, transfer, assign and deliver to Buyer and Buyer hereby purchases and acquires from Sellers, all of the Assets for the aggregate purchase price of $1,536,600 (the "Purchase Price"), payable on the date hereof as follows: (i) $600,000 by cancellation of that certain Secured Promissory Note, dated November 29, 2004, of IMTS in favor of Dolphin (the "Secured Note") and (ii) $936,600 in immediately available funds to PL.

                                   Article II
                    Representations and Warranties of Sellers

     The Sellers, jointly and severally, represent and warrant to each of Dolphin and Buyer that as of the date hereof:

     Section 2.1 Corporate Organization. Each Seller is a corporation duly organized and validly existing under the laws of the State of Indiana. Each Seller is qualified or licensed to conduct its business, including as relates to the Assets, and is in good standing where the nature of its activities, including as relate to the Assets, or the character of the properties, including the Assets, utilized in its business make such qualification or licensing necessary.

     Section  2.2  Power  and  Authority;   Authorization;   Enforceability;  No
Conflicts; Etc.

     (a) Each Seller has all requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted. Each Seller has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, certificate and document contemplated hereby (collectively, including without limitation this Agreement and the Warrant, the Management Agreement, the Conditional License Agreement and the Escrow Agreement, in each case as defined herein, the "Transaction Documents") to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance by each Seller of each Transaction Document to which it is a party and the consummation by such Seller of the transactions contemplated thereby has been duly authorized by all requisite action of such Seller.

     (c) Each Transaction Document to which a Seller is a party has been duly and validly executed and delivered by such Seller and constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms.

     (d) The execution and delivery by each Seller of each Transaction Document to which it is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby do not and will not:

     (i) violate any provision of the Articles of Incorporation or the By-Laws of such Seller;

     (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any written or oral material note, bond, mortgage, indenture, guarantee, lease, contract, agreement or other instrument (each, a "Contract") to which such Seller is a party or by which any of the Assets may be bound or otherwise subject or result in a lien, claim or other encumbrance (a "Lien") on any of the Assets; or

     (iii) contravene or violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation (each, a "Law") applicable to such Seller or any of the Assets.

     (e) Except as may be required by the Securities Exchange Act of 1934, as amended (including the rules and regulations of the Securities and Exchange Commission promulgated thereunder, the "Exchange Act"), no prior or subsequent filing or registration with, notification to, or authorization, consent or approval of (each of the foregoing, a "Consent"), any individual or entity (a "Person"), including, without limitation, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency (a "Governmental

Entity") is required to be made or obtained by any Seller in connection with (A) the execution, delivery and performance by such Seller of any of the Transaction Documents to which such Seller is a party or the consummation by such Seller of the transactions contemplated thereby, or (B) the ownership and operation of the Assets as contemplated hereunder following the Closing.

     Section 2.3 Title to Simulators. Each Seller has good, indefeasible and merchantable title to and ownership of the racecar simulators included in the Assets (the "Simulators") set forth opposite such Seller's name on Schedule A hereto, free and clear of all Liens, except those of Dolphin (which are being terminated concurrently herewith).

     Section 2.4 Location of Simulators. On the date hereof, each Simulator is located at the location set forth next to its serial number on Schedule A hereto.

     Section 2.5 Proprietary Software. Any and all software not owned by Sellers, including without limitation software incorporating marks licensed from NASCAR, NASCAR teams and/or NASCAR tracks (the "Third Party Software"), used in connection with any of the Simulators is replaceable by the software subject of the Conditional Software License Agreement attached hereto as Exhibit A (the "Conditional License Agreement"), which software has been deposited into escrow under the Software Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"), without any material adverse effect on the value of any of the Simulators.

     Section 2.6 Copies of Agreements. The Sellers have provided to Buyer or Dolphin copies of each agreement relating to the present or proposed lease and/or operation of each Simulator, as described on Schedule A.

     Section 2.7 Good Condition. Each Simulator is revenue-producing and in operation and use in the ordinary course of the applicable Seller's business and is in good condition and repair and fully operational and is suitable for the purposes for which it is currently used or proposed to be used. The Assets include all assets, properties and interests in properties used or usable in the current or proposed operation of the Assets, other than Sellers' rights under Third Party Software.

     Section 2.8 Operator Certifications. There exists no outstanding liability of any Seller under, nor is any Seller in default under or in breach of, any revenue sharing or lease arrangement ("Lease") relating to any Simulator.

     Section 2.9 Financial Statements. Any and all (i) historical financial information provided by any Seller to Buyer or Dolphin regarding any Seller or any of the Assets fairly presents in all material respects the financial condition, results of operations, and cash flows which they purport to present as of the dates thereof and for the periods indicated thereon and (ii) all financial projections provided by any Seller to Buyer or Dolphin regarding any Seller or any of the Assets have been prepared in good faith by Sellers' management and all material assumptions relating thereto are as disclosed therein.

     Section 2.10 Events Subsequent to December 31, 2003. Since December 31, 2003, each Seller has placed into operation, and maintained, the Assets in the ordinary course of business and no Asset (including, without limitation, each Lease) has suffered any material adverse change in its condition, operability or value. Since that date:

     (a) No Seller, or any other party thereto, has accelerated, terminated, modified or canceled any agreement, contract, document, lease, or license (or series of related agreements, contracts, Leases, and licenses) to which any Seller is a party or by which it or any Assets is bound;

     (b) No Seller has experienced any material damage, destruction, or loss (whether or not covered by insurance) to any of the Assets;

     (c) Except as disclosed in reports already filed by IMTS under the Exchange Act, no Seller has incurred any debt, granted any Lien upon its assets, including the Assets, or increased the amount payable by it, under any credit or loan agreement to which it is a party, other than the $600,000 bridge financing to IMTS dated as of November 29, 2004, including the $600,000 Secured Promissory Note (the "Secured Note") delivered to Dolphin in connection therewith;

     (d) No Seller has sold, leased, transferred, or assigned any of the Assets other than (except with respect to the Assets) in the ordinary course of business; and

     (e) The Company has not committed to do any of the foregoing.

     Section 2.11 Absence of Undisclosed Liabilities. No Seller has any liabilities relating to or which may have any impact on the ownership or operation of the Assets as contemplated by this Agreement.

     Section 2.12 Creditors; Bankruptcy, Etc. No Seller is involved in any proceeding by or against it as a debtor in any court under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state or Federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of any Seller.

     Section 2.13 Legal Compliance. Except in each case as would not be reasonably likely to result in a material adverse effect on any Seller or any Asset, each Seller (i) has complied with and is in compliance with all applicable Laws as apply to or may have any impact on the operation or ownership of the Assets, and (ii) and no legal proceeding of any kind is pending or threatened alleging any failure to so comply. All material permits under which each Seller is operating or bound (a) constitute all the material permits used or required in the conduct of its business, including the Assets, as presently conducted, (b) are in full force and effect, and (c) are not subject to any pending or threatened legal proceeding of any kind seeking their revocation or limitation.

     Section 2.14 Intellectual Property.

     (a) Schedule 2.14 sets forth all licenses and other written agreements relating to the Assets to which any Seller is a party or by which any Seller or Asset is bound. There are no outstanding nor threatened disputes or disagreements involving any Seller with respect to the licenses or other agreements set forth on Schedule 2.14.

     (b) No Seller is infringing, misappropriating or making any unlawful use of, and no Seller has at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual or alleged infringement, misappropriation or unlawful use of, any intellectual property owned or used by any other Person. No other Person is infringing, misappropriating or making any unlawful use of, and no intellectual property owned or used by any other infringes, any Asset.

     (c) The Assets include all the intellectual property other than Third Party Software and other than any NASCAR trademarks, including team and track trademarks ("NASCAR Marks") used for the operation of the Assets as it is currently conducted or contemplated. The Sellers are (i) the owners of all right, title, and interest in and to each of the intellectual property subject to the Conditional License Agreement or included in the Assets, free and clear of all Liens, and have the right to use all such intellectual property as currently used and as contemplated by the Transaction Documents, or (ii) with respect to Third Party Software and NASCAR Marks, possess all necessary licenses permitting such use.

     (d) Schedule 2.14 contains a complete and accurate list of all trademarks and service marks used and owned by any Seller in connection with any Asset. The Sellers are the owners of all right, title, and interest in and to each of such marks, free and clear of Liens, or possesses a license therefor. No such mark is being infringed, and no such mark has been challenged or threatened to be challenged with regard to its validity or any Seller's right to use the same. None of such marks infringes or has been alleged to infringe any trade name, trademark or service mark of any third party.

     (e) The Sellers have taken all reasonable precautions to protect the secrecy, confidentiality and value of the intellectual property comprising the Assets that constitutes trade secrets under applicable law. The Sellers have the right to use such trade secrets. Such trade secrets have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of any Seller. No such trade secret is subject to any adverse claim or has been challenged or threatened to be challenged as to its validity or the right of any Seller to use the same.

     Section 2.15 Contracts. Each agreement, lease, license, contract or commitment disclosed on Schedule A is valid and enforceable against each Seller as contemplated thereby and the other parties thereto. Each Seller has performed all obligations required to be performed by it and is not in default under or in breach of or in receipt of any claim of default or breach under any such agreement, lease, license, contract or commitment disclosed on Schedule A; and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach under any such document. No other party to any agreement, lease, license, contract, or commitment disclosed on Schedule A is in default under or in breach of such document and no event has occurred which with the passage of time or giving of notice or both would result in a default or breach under any such document. The Sellers have supplied Buyer with true, correct and complete copies of each of the documents listed on Schedule A, together with all amendments, waivers or other changes thereto.

     Section 2.16 Litigation. There are no legal or administrative proceedings of any kind pending or threatened against any Seller.

                                   Article III
               Representations and Warranties of Dolphin and Buyer

     Each of Dolphin and Buyer represents and warrants to Sellers that as the date hereof:

     Section 3.1 Organization. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     Section  3.2  Power  and  Authority;   Authorization;   Enforceability;  No
Conflicts; Etc.

     (a) It has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

     (b) The execution, delivery and performance by it of each Transaction Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite action.

     (c) Each Transaction Document to which it is a party has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its respective terms.

     (d) The execution and delivery by it of each Transaction Document to which it is a party, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby do not and will not:

     (i) violate any provision of its limited partnership agreement;

     (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which it is a party or by which its properties or assets may be bound or otherwise subject; or

     (iii) contravene or violate any Law applicable to it.

     (e) No prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it in connection with the execution, delivery and performance of any Transaction Document to which it is a party or the consummation by it of the transactions contemplated thereby.

                                   Article IV
                              Additional Agreements

     Section 4.1 No Assumption of Liabilities. Except only as relates to the obligation to leave Simulators in place under Leases, neither Dolphin nor Buyer shall assume or be bound by or be obligated or responsible for any duties, responsibilities, commitments, expenses, obligations or liabilities of any Seller or relating to any Assets (or which may be asserted against or imposed upon Dolphin or Buyer as a successor or transferee of any Seller or as an acquirer of the Assets or otherwise as a matter of law) of any kind or nature (fixed or contingent, known or unknown, warranties, obligations or claims). For the avoidance of doubt and without limiting the generality of the foregoing, neither Dolphin nor Buyer shall have any liabilities or obligations of any kind under Leases (except only as relates to the obligation to leave Simulators in place) and other agreements included in the Assets; Sellers hereby specifically agree to retain all such liabilities and obligations.

     Section 4.2 Consent of Third Parties. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assets if an attempted assignment thereof, without the consent of a third Person, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer thereunder. Each Seller will use its reasonable best efforts to obtain the consent of any such Person for the assignment to Buyer of any such Assets. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Sellers thereunder so that Buyer would not in fact receive all such rights, Sellers and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain all of the benefits thereunder from and after the date hereof in accordance with this Agreement. Sellers will pay promptly to Buyer when received all monies received by them after the date hereof, to the extent earned or otherwise accrued from and after the date hereof, with respect to any of the Assets.

     Section 4.3. Allocation of Consideration. Buyer and Sellers shall allocate the Purchase Price among the Simulators for all purposes in accordance with Schedule A (the "Allocation"). Buyer and Sellers shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation and cooperate in the preparation and filing of Form 8594 under
Section 1060 of the Code (or any successor form or successor provision of any future tax law, or any comparable provisions of state, or local tax law), with their respective federal, state and local income tax returns for the taxable year that includes the date hereof.

     Section 4.4 Taxes. Buyer and Sellers shall (a) each provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing governmental entity or any judicial or administrative proceeding with respect to taxes, (b) each retain and provide the other with any records or other information which may be relevant to such return, audit, examination or proceeding, and (c) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period (which shall be maintained confidentially). For the avoidance of doubt, Buyer shall obtain the tax benefit of any and all depreciation of the Assets accruing hereafter, notwithstanding that Sellers shall retain all liabilities relating to the Assets in accordance with Section 4.1.

     Section 4.5. Board Observer. IMTS shall, until such time as Sellers exercise and fully satisfy their obligations under Section 4.11, allow Carlos Salas (or any other person designated by Buyer in lieu of Mr. Salas, the "Observer") to attend and fully participate at all regular and special meetings of its Board of Directors and all Committees thereof, whether in person or by telephone, and shall provide notice thereof, all materials relating thereto and reimbursement of all travel and other expenses incurred in connection therewith on the same terms as if the Observer were a member of the Board or applicable Committee; provided, however, that nothing herein shall (i) obligate the Observer to so attend or participate, (ii) be deemed to create any duty of the Observer to IMTS or (iii) result in any disclosure by IMTS relating to the Observer (in his capacity as such) in any public announcement or filing under the Exchange Act.

     Section 4.6. Finder's Fees. Each party hereto represents and warrants to each other party hereto that, except for Northeast Securities, whose fee equals $84,000 in cash and warrants to purchase 150,000 shares of common stock of IMTS, par value $0.0001 per share (the "Common Stock"), and which shall be the sole responsibility of the Sellers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction Documents or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of such party.

     Section 4.7. Software; Marks. In the event and during such time, if any, as Sellers or any operators under the Leases are prohibited from or unable to utilize any Third Party Software utilized on the date hereof, on terms no less favorable to IMTS or to the operators under the Leases than the license terms in effect on the date hereof, for the operation of any or all of the Simulators, Sellers shall obtain, and put or cause to be put into place (in each case at their sole cost and expense, and without any payment of royalties by, or other obligations of any kind on the part of, Buyer with respect thereto) substitute software sufficient to operate each and every Simulator to the effect that there shall be no lapse greater than six business days in the utilization of, no difference in the end-user experience of (except for the absence of NASCAR Marks), nor any other adverse effect on the value of, such Simulator or any Lease or potential Lease thereof. In the event that Sellers fail to timely comply with the provisions of this Section 4.7, the software that is subject of the Conditional Licensing Agreement shall be released to Buyer from escrow and Buyer may, at Sellers' sole cost and expense, and without any payment of royalties by, or other obligations of any kind on the part of, Buyer with respect thereto, put or cause to be put into place such software to operate each and every Simulator.

     Section 4.8. Dolphin Advisors. The Sellers hereby agree that Dolphin may pay to Dolphin Advisors, LLC a closing fee of $40,000 and hereby offset such amount against the amount payable hereunder to any or all Sellers.

     Section 4.9. Maintenance of Policies. Until the Closing, Sellers agree to maintain all existing insurance policies insofar as they cover the Assets.

     Section 4.10. Warrant and Management Agreement. In addition to the Conditional Licensing Agreement, the parties are executing and delivering that certain Warrant (the "Warrant") and Management Agreement (the "Management Agreement"), in each case of even date herewith, the latter of which are attached hereto as Exhibits C and D, respectively.

     Section 4.11. Repurchase Option. At any time prior to the seventh anniversary of the date of this Agreement, Sellers may, by notice (the "Purchase Notice") of its election to Dolphin and on the terms set forth below, acquire all of the equity interests in Buyer. The aggregate purchase price payable by Sellers for such interests shall be an amount equal to (i) 20% of the Purchase Price, as Adjusted (as defined below), plus (ii) the Aggregate Investment Amount (as defined below), plus (iii) the excess of the current assets (including without limitation all revenue earned through the date of the consummation of such acquisition) of Buyer over its current liabilities (other than indebtedness to be cancelled as provided below), plus (iv) the aggregate amount of unsatisfied claims that Dolphin or Buyer may have against Sellers for any breach of any representation, warranty or covenant contained in any Transaction Document, including as contemplated in Section 5.1 hereof, as reasonably described by Dolphin in the Sale Notice (as defined below), and subject to subsequent adjustment and reimbursement to the extent that any such claims are determined by a court of competent jurisdiction or other mutually agreeable dispute resolution procedure, in each case not subject to further appeal, to be without merit. Any indebtedness owing by Buyer to Dolphin or any of its affiliates shall be cancelled immediately prior to the consummation of the acquisition contemplated by this Section 4.11. Dolphin may, by notice (the "Sale Notice") to Sellers within 10 business days of receipt by Dolphin of the Purchase Notice, elect to receive such purchase price in cash, shares of freely tradable Common Stock valued at the Discounted Market Price (as defined below), or any combination thereof in its sole discretion as described in the Purchase Notice.

     "Aggregate Investment Amount" means (X) the sum of (i) the Purchase Price, as Adjusted, (ii) the Deposit (as defined below), without duplication, regardless of whether Buyer has or has not exercised its option to purchase any or all of the Additional Assets, (iii) the aggregate amount of all contributions made pursuant to Section 2 of the Management Agreement, (iv) an annualized 13.5% return on the amounts described in clauses (i), (ii) and (iii) above, accruing on a daily basis and compounded monthly; provided, that for purposes of this calculation the cancellation of the Secured Note shall be deemed to have occurred, and thus $600,000 shall be deemed to have been paid to the Sellers, as of November 29, 2004 and (v) $3,000 per month, accruing on a daily basis minus
(Y) 75% of the aggregate cash payments actually received by Buyer under the Leases, net of all operating, administrative and other expenses of Buyer.

     "Discounted Market Price" means (i) if the Common Stock is listed or quoted on NYSE, NASDAQ, AMEX or any other national securities exchange, 80% of the Average Market Price and (ii) otherwise, 65% of the Average Market Price.

     "Average Market Price" means the average of the Market Price for each of the 30 trading days immediately preceding delivery by Dolphin of a Sale Notice.

     "Market Price" has the meaning given to such term in the Warrant, equitably adjusted for stock splits, stock dividends, recapitalizations and similar events.

     "Adjusted" means adding an amount equal to (a) in the case of clause (i) of
Section 4.11 of this Agreement, (x) 20% of the aggregate cash consideration paid (if any) by Buyer for the Additional Assets (as defined below) purchased by Buyer minus (y) the amount, if any, of the Deposit applied to the purchase of such Additional Assets and (b) in every other case, 100% of the aggregate cash consideration paid (if any) by Buyer for the Additional Assets.

     Section 4.12. Performance Guarantee. Each of the Sellers hereby absolutely and unconditionally guarantees to Buyer, with respect to each Lease in effect on the date hereof and the Nextel 6 Lease (as defined below), that Buyer shall receive an amount at least equal to the minimum payments to Sellers provided for therein as in effect on the date hereof (or, in the case, of the Nextel 6 Lease, provided for in the Form of Simulation Lease Agreement attached hereto as Exhibit E (the "Form Simulation Lease"), without offset, reduction or other claim of any kind, no later than (x) the respective times provided for therein as in effect on the date hereof (or, in the case, of the Nextel 6 Lease provided for in the Form Simulation Lease) or (y) in the event such Lease has expired or otherwise terminated, on the same payment schedule as in effect under such Lease on the date hereof (or, in the case, of the Nextel 6 Lease as set forth in Form Simulation Lease), until no earlier than the later of (i) the end of the term provided for therein as in effect on the date hereof (or, in the case, of the Nextel 6 Lease provided for in the Form Simulation Lease) or (ii) the third anniversary of the date the Simulators relating to such Lease are purchased from the Sellers by Buyer. The foregoing is a guarantee of payment and not of collection, and each Seller shall make payment to Buyer as provided in this Section from time to time within ten business days' notice from Buyer of its failure to receive any amount contemplated in the first sentence of this 4.12.

     Section 4.13. Payment in Kind. Without limiting Buyer's or Dolphin's remedies under any Transaction Document, including Section 5.1 hereof, which shall be all remedies as may be available in law or equity, each of Buyer and Dolphin shall have the right to receive any and all amounts due to it as a result of any breach of any representation, warranty or covenant contained in any Transaction Document in cash or in shares of Common Stock with the same registration rights that are described in the Warrant, or in any combination thereof in its sole discretion. To the extent that Buyer or Dolphin elects to receive such amounts in shares of Common Stock, such shares shall be valued at the Discounted Market Price (substituting the date of either (i) delivery of such election notice by Buyer or Dolphin or (ii) the trading day immediately preceding the date of issuance of such shares, for the date of delivery by Dolphin of a Sale Notice in the calculation set forth in the definition of Average Market Price, depending on which date would result in a lower calculation thereof and utilizing such date).

     Section 4.14 Additional Closing. At Buyer's sole and absolute discretion, exercisable for a period of 30 days immediately subsequent to its receipt from Sellers of an Additional Closing Notice (as defined below), Buyer may purchase any or all of the Simulators listed on Schedule 4.14 together with all Leases and other assets relating thereto, including without limitation the Leases listed on Schedule 4.14 (the "Additional Assets"), and identified in such Additional Closing Notice for the cash purchase price indicated on such Schedule for such Simulators. On the date of this Agreement Buyer shall pay a $528,000 non-refundable deposit (the "Deposit") toward the cash purchase price of the Additional Assets in immediately available funds to PL. The Deposit shall be applied toward the cash purchase price of any or all of the Additional Assets which Buyer elects to purchase and Buyer shall pay the balance, if any, of the cash purchase price for such Additional Assets upon delivery by Sellers of such Additional Assets. Buyer acknowledges and agrees that it shall forfeit any portion of the Deposit that is not so applied towards the purchase of the Additional Assets. Upon the consummation of any such purchase, IMTS shall issue an additional warrant to Buyer, in the same form as the Warrant, exercisable for a number of shares of Common Stock equal to (i) the sum of the (x) the aggregate cash purchase price for the Additional Assets purchased minus (y) the amount, if any, of the Deposit applied to the purchase of such Additional Assets times (ii)
2.5. Sellers shall deliver an Additional Closing Notice with respect to each Simulator listed on Schedule 4.14 no later than 10 days prior the installation of such Simulator and, in any event, no later than May 31, 2005, and Sellers acknowledge that any failure to do so would result in a loss to Buyer subject to indemnification under Section 4 in an amount equal to Buyer's reasonable anticipated profits from the Additional Assets. To the extent that Buyer elects not to purchase any Additional Assets, and Sellers enter into more favorable Leases (by amendment or otherwise) with respect thereto prior to the stated termination of the Leases described in any Additional Closing Notice or Notices, Sellers shall promptly pay to Buyer an amount equal to the present value of any such favorable difference in economic terms.

     "Additional Closing Notice" shall mean a notice, certified by the Chief Executive Officer of IMTS, (i) attaching true and correct copies of all Leases included in the Additional Assets identified in such notice, (ii) containing a representation and warranty to the effect that all representations and warranties contained herein with respect to the Sellers and the Assets are true and correct with respect to the Sellers and the Additional Assets identified in such notice as of the date of such notice (and will so be as of the date of the consummation of any purchase contemplated by such notice and this Section 4.14), except in each case as disclosed therein, (iii) containing a representation and warranty to the effect that the Simulator or Simulators identified in such notice are newly constructed and have not been previously put into service and
(iv) containing an agreement to deem such notice a Transaction Document, deem all Additional Assets identified in such notice that Buyer elects to purchase as "Assets" for all purposes under Articles 4, 5 and 6 hereof, and in all other respects deem this Agreement to apply to the purchase of such Additional Assets mutatis mutandis.

     Section 4.15 Nextel 6 Lease. PL shall, and Sellers shall cause National Tour, Inc., a California corporation, or another third party reasonably satisfactory to Buyer to, execute and deliver to Buyer a Lease (the "Nextel 6 Lease") either (x) in substantially the same form as the Form Simulation Lease or (y) in form and substance reasonably satisfactory to Buyer no later than January 15, 2005.

                                    Article V
                              Additional Agreements

     Section 5.1 Indemnification.

     (a) The Sellers shall jointly and severally indemnify, defend and hold harmless Dolphin, Buyer and their respective officers, directors, employees, and agents (collectively, the "Buying Indemnitees" and individually each a "Buying Indemnitee") from and against, and shall reimburse each of the Buying Indemnitees for, any adverse consequences which are suffered or incurred by any of the Buying Indemnitees (regardless of whether or not such adverse consequences relate to any third party claim) and which are the direct and proximate result of:

     (i) any breach of any representation or warranty made by any Seller in this Agreement or other Transaction Agreement; and

     (ii) any breach of any covenant or obligation of any Seller in this Agreement or other Transaction Agreement.

     (b) Buyer shall indemnify, defend and hold harmless each Seller and each of their respective officers, directors, employees, and agents (collectively, the "Selling Indemnitees" and individually each an "Selling Indemnitee") from and against, and shall reimburse each of the Selling Indemnitees for, any adverse consequences which are suffered or incurred by any of the Selling Indemnitees (regardless of whether or not such adverse consequences relate to any third party claim) and which are the direct and proximate result of:

     (i) any breach of any representation or warranty made by Buyer in this Agreement or other Transaction Agreement; and

     (ii) any breach of any covenant or obligation of Buyer in this Agreement or other Transaction Agreement.

     Section 5.2 Indemnification Procedures.

     (a) As used herein, "Indemnified Party" shall mean (i) each Selling Indemnitee when being indemnified by Buyer pursuant to Section 5.1(b), and (ii) each Buying Indemnitee when being indemnified by Sellers pursuant to Section 5.1(a), and "Indemnifying Party" shall mean (x) Sellers when indemnifying any Buying Indemnitee pursuant to Section 8.1(a), and (y) Buyer when indemnifying any Selling Indemnitee pursuant to Section 8.1(b).

     (b) The obligations of an Indemnifying Party under this Article V with respect to adverse consequences arising from claims or demands of any third party which are subject to the indemnification provided for under Section 5.1 ("Third Party Claims") shall be governed by and contingent upon the following terms and conditions: if an Indemnified Party shall receive written or other definitive notice of any Third Party Claim, the Indemnified Party shall notify each Indemnifying Party promptly of such Third Party Claim, stating the amount of the adverse consequences, if known, and method of computation thereof, a brief description of the facts upon which such Third Party Claim is based and containing a reference to the provisions of this Agreement in respect of which the Indemnified Party's right of indemnification is claimed or arises; provided, however, that the delay or failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V unless (and then solely to the extent) the Indemnifying Party is prejudiced by the delay or failure. Any Indemnifying Party will have the right to assume sole control over the defense and settlement of the Third Party Claim with counsel selected by the Indemnified Party, which may, at its own expense, participate in the defense of such claim. Notwithstanding the foregoing, if, within ten (10) days after its receipt of the aforesaid notice from the Indemnified Party, the Indemnifying Party does not assume the defense of such matter, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys' fees and expenses). In the event the Indemnifying Party assumes the defense of any Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party on a timely basis, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Similarly, in the event the Indemnifying Party does not assume the defense of such Third Party Claim and the Indemnified Party is defending against such matter as provided above, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party on a timely basis, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party.

     (c) An Indemnified Party shall give each Indemnifying Party notice of any matter (other than a Third Party Claim) which an Indemnified Party has determined has given rise to a right of indemnification under Section 5.1, stating the amount of the adverse consequences, if known, and method of computation thereof, a brief description of the facts upon which such claim is based and containing a reference to the provisions of this Agreement or other Transaction Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the delay or failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V unless the Indemnifying Party is prejudiced by the delay or failure.

     Section 5.3 Non-Competition; Non-Solicitation.

     (a) For so long as and at all times until IMTS shall have exercised in full its repurchase option as contemplated by Section 4.11 hereof, Sellers shall not and shall cause their respective affiliates not to, without the prior written consent of Buyer, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business involving, directly or indirectly, racecar simulators; provided that actions or inactions prohibited by the foregoing shall not constitute a violation of this Section 5.3(a) so long as such actions or inactions do not favor or result in more favorable treatment to the operation and maintenance of other racecar simulators and related assets over the operation and maintenance of the Assets.

     (b) To the  extent  that any court  concludes  that any  provision  of this
Section 5.3 is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent necessary to render the provision(s) enforceable and only in view of the parties' express desire that Buyer be protected to the greatest extent possible under applicable law from improper competition and/or the misuse or disclosure of trade secrets and/or confidential information in light of the initiation of Buyer to purchase the business comprising the Assets.

                                   Article VI
                                  Miscellaneous

     Section 6.1 Publicity. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated hereby without the prior written consent of the other parties hereto, except that any party hereto may make any disclosure required to be made by it under applicable law or stock exchange or national automated quotation system rules if it determines in good faith that it is necessary to do so, provides a copy to the other parties hereto of the proposed press release or public announcement, giving such other parties an opportunity to review and comment thereon prior to the release thereof, and makes such changes thereto as such parties shall reasonably request to the extent that such proposed press release or public announcement mentions such parties.

     Section 6.2 Fees and Expenses. Except as contemplated by Section 4.8, each party hereto shall pay the direct and indirect expenses (including, without limitation, the fees and expenses of their legal, tax and accounting counsel and advisors) incurred by it in connection with the negotiation and preparation of the Transaction Documents and the consummation of the transactions contemplated thereby.

     Section 6.3 Notices. All notices, consents, demands, instructions, requests and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given only if delivered personally, by facsimile transmission, by first-class mail (postage prepaid, return receipt requested), or by delivery by a recognized overnight courier service (all costs prepaid) to the parties at the following addresses or facsimile numbers:

                  If to any Seller, to:

                  Interactive Motorsports and Entertainment Corporation 5624 West 73rd Street
                  Indianapolis, Indiana  46278
                  Attention:  Chief Executive Officer
                  Telecopier No.:  (317) 298-8924

                  and a copy to:

                  Bose McKinney & Evans LLP
                  2700 First Indiana Plaza
                  135 N. Pennsylvania Street
                  Indianapolis, IN  46204
                  Attention:  Jeffrey B. Bailey
                  Telecopier. No.:  (317) 223-0311

                  If to Dolphin or Buyer, to:

                  Dolphin Advisors, LLC
                  c/o Dolphin Asset Management Corp.
                  129 East 17th Street
                  New York, NY  10003
                  Attention:  Carlos Salas
                  Telecopier No.:  (212) 202-3817

                  and a copy to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, NY  10004
                  Attention:  Gary J. Simon
                  Telecopier No.:  (212) 299-6770

     All such notices, requests and other communications will be deemed delivered upon receipt thereof. Any party may from time to time change its address, facsimile number or other information for purposes of notices to that party by giving like notice specifying such change to the other parties hereto.

     Section 6.4. Survival. All of the representations, warranties, covenants and agreements of the parties contained in any Transaction Document shall survive (and not be affected in any respect by) the purchase and sale hereunder or any investigation conducted by any party hereto and any information which any party may receive.

     Section 6.5. Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales Law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

     Section 6.6 Further Assurances. The parties hereto will, without further consideration, execute and deliver such further documents and instruments and take such other actions as may be necessary or desirable to perfect the transactions contemplated hereby.

     Section 6.7 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     Section 6.8 Entire Agreement. The Transaction Documents supersede all prior and/or contemporaneous negotiations, understandings, discussions and agreements (written or oral) between the parties with respect to the subject matter hereof (all of which are merged herein and therein) and contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

     Section 6.9 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the state of New York applicable to contracts made and to be performed wholly therein.

     Section 6.10 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising out of or relating to this agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County in connection with such dispute and waives any objection to venue in the County of New York), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 5.3.

     Section 6.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO ANY AND ALL TRANSACTION DOCUMENTS AND ANY AND ALL TRANSACTION CONTEMPLATED THEREBY.

     Section 6.12 Assignment. Neither IMTS, PL nor RC may assign any Transaction Document or any of its rights, interests or obligations thereunder without the prior written consent of Dolphin. So long as (i) no Seller is in violation of any Transaction Document and (ii) Buyer is timely receiving all minimum payments under the Leases, neither Buyer nor Dolphin may assign any Transaction Document or any of its rights, interests or obligations thereunder to any person other than an affiliate of Dolphin without the prior written consent of Sellers.

     Section 6.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 6.14 No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person not a party hereto.

     Section 6.15 Amendment and Waiver. Any term of this Agreement may be amended only by the written consent of all parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by a writing signed by the party for whose benefit such term is to be performed. Any agreement on the part of a party to any extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any such waiver or extension shall not operate as waiver or extension of any other subsequent condition or obligation.

     Section 6.16 Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

     Section 6.17 Conventions.

     (a) Whenever the context so requires, each pronoun or verb used herein will be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein will be construed in the masculine, feminine or neuter sense. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this agreement as a whole, and not to any section or other part hereof.

     (b) The term "include" and its forms shall be construed as if followed by the phrase "without limitation.

     Section 6.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                      [The next page is the signature page]

     The parties have executed this Asset Purchase Agreement as of the date first written above.

                           INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORPORATION


                           By:   /s/ William R. Donaldson
                                --------------------------------------
                                Name:  William R. Donaldson
                                Title: Chief Executive Officer

                           PERFECT LINE, INC.


                           By:    /s/ William R. Donaldson
                                 --------------------------------------
                                 Name:  William R. Donaldson
                                 Title: Chief Executive Officer

                           RACE CAR SIMULATORS, INC.


                           By:    /s/ William R. Donaldson
                                 --------------------------------------
                                 Name:  William R. Donaldson
                                 Title: chief Executive Officer

                            DOLPHIN DIRECT EQUITY PARTNERS, LP
                            By: Dolphin Advisors, LLC, its managing general
                                partner


                            By:  /s/ Peter E. Salas
                                 --------------------------------------
                                 Name:  Peter E. Salas
                                 Title: President, Dolphin Management, Inc.,
                                        Managing Member

                             RACE CAR SIMULATION CORP.


                             By:   /s/ Peter E. Salas
                                  --------------------------------------
                                  Name:  Peter E. Salas
                                  Title: President
Acknowledged:

DOLPHIN ADVISORS, LLC


By:     /s/ Peter E. Salas
       -------------------------------------
       Name:   Peter E. Salas
       Title:  President, Dolphin Management,Inc.,
               Managing Partner